SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

____________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2005

NEW LIFE SCIENTIFIC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	0-32321	88-0440989
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	COMMISSION FILE NO.)	IRS EMPLOYEE IDENTIFICATION NO.)

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 303-7341

(ISSUER TELEPHONE NUMBER)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Acquisition(the “Agreement”) between us and Novo Life Scientific (“Novo Life”), a Ukranian enterprise corporation, we purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of our common stock to the following parties: Alexander Yelsky – 4,000,000 shares; Yevsey Tseytelman – 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) – 9,000,000 shares; Dmitry Gulyaev – 60,000 shares; Andrey Zerbino – 30,000 shares; Natalya Khlystova – 50,000 shares; Alexander Brusilovsky – 10,000 shares; Ganna Yelska – 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky – 120,000Shares; and Yevsey Tseytelman, custodian for Leona Tseytelman – 220,000 shares. Pursuant to the Agreement, Novo Life became our wholly owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on May 5, 2005.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 5, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Acquisition between us and Novo Life, a Ukranian enterprise corporation, we purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of our common stock to various individuals set forth in Item 1.01 above. Pursuant to the Agreement, Novo Life became our wholly owned subsidiary.

Novo Life is a holder of certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences (“IMBG”). Novo Life intends to use IMBG’s expertise in bio-medicine, to develop and market certain stem cell lines as well as establishment of a stem cell bank. Additionally, Novo Life has been researching and is developing the business model for creating stem cell banks and stem cell treatment facilities based in Eastern Europe. In conjunction with the acquisition of Novo Life, we are putting together a scientific advisory board for evaluation of products and processes which are already developed and which may be developed by IMBG.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2005, pursuant to the Agreement, we issued 17,500,000 shares of our common stock to the following parties: Alexander Yelsky – 4,000,000 shares; Yevsey Tseytelman – 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) – 9,000,000 shares; Dmitry Gulyaev – 60,000 shares; Andrey Zerbino – 30,000 shares; Natalya Khlystova – 50,000 shares; Alexander Brusilovsky – 10,000 shares; Ganna Yelska – 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky – 120,000 Shares; and Yevsey Tseytelman, custodian for Leona Tseytelman – 220,000 shares in exchange for the shares of Novo Life. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

In addition, the parties set forth above, had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In addition, on May 5, 2005, we issued shares of our common stock based on conversion of promissory notes as follows: Starr Consulting, Inc. - $20,000 conversion of promissory note for 1,500,000 shares; YT2K, Inc. - $20,000 conversion of promissory note for 1,500,000 shares; MBA Investors Inc. – $60,000 conversion of promissory note for 4,000,000 shares; Power Network Inc. - $60,000 conversion of promissory note for 4,000,000 shares. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

In addition, the parties set forth above, had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On May 5, 2005, pursuant to the Agreement, we issued 17,500,000 shares of our common stock to the following parties: Alexander Yelsky – 4,000,000 shares; Yevsey Tseytelman – 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) – 9,000,000 shares; Dmitry Gulyaev – 60,000 shares; Andrey Zerbino – 30,000 shares; Natalya Khlystova – 50,000 shares; Alexander Brusilovsky – 10,000 shares; Ganna Yelska – 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky – 120,000 shares; and Yevsey Tseytelman, custodian for Leona Tseytelman – 220,000 shares in exchange for the shares of Novo Life. After this transaction, we had 20,298,125 shares issued and outstanding.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Financial statements of the business acquired shall be filed by amendment.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

2.1	Agreement and Plan of Acquisition dated as of May 5, 2005 between us and Novo Life
Scientific Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LIFE SCIENTIFIC, INC.

By:	/s/ Henry Val
HENRY VAL
CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Dated: May 11, 2005